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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

        Samsonite Corporation ("Samsonite" or the "Company") has agreed to purchase from SAP America, Inc., the North American subsidiary of SAP AG ("SAP"), a global business software solution to integrate its various information systems around the world. The software license, implementation, hosting, and related services are being, or are expected to be, provided by various SAP entities or third-party vendors pursuant to several different agreements. The SAP software solution is to be comprised of enterprise resource planning (ERP) and related software solutions such as supply chain management, finance and accounting, customer relationship management, product life-cycle management and supplier relationship management. As part of the implementation, the SAP software will operate on and be hosted by computer servers owned and maintained by an SAP entity. The global ERP implementation is expected to be phased in over approximately two to three years. Samsonite's aggregate obligation to SAP and other parties over the expected initial five year term of the hosting arrangement is expected to be approximately $19 million.

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation
By:	/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: May 12, 2005

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  ITEM 8.01 Other Events.
Signatures